EXHIBIT 3.6

Adopted: July 16, 1993
BYLAWS
OF
CARUTHERSVILLE RIVERBOAT ENTERTAINMENT, INC.
1. SHAREHOLDERS’ MEETINGS
          1.1. Annual Meetings. An annual meeting of shareholders shall be held for the election of directors and such other business as may come before the meeting. Such meeting shall be held on the last Friday in April of each year at a time designated by the president. In the event that an annual meeting is not held, the directors shall cause a meeting in lieu thereof to be held as soon as practicable and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the annual meeting. Such meeting shall be called and notice thereof given in the same manner as for the annual meeting.
          1.2. Special Meetings. Special meetings of shareholders may be called by the chairman of the board, if one is elected, the president, or in the case of the president’s absence, death, or disability, the vice president authorized to exercise the authority of the president, the directors by action at a meeting, a majority of the directors acting without a meeting, or the holders of not less than thirty-three and one-third percent (33-1/3%) of all shares entitled to vote on any issue proposed to be considered at the meeting.
          1.3. Notice of Meetings. Written notice stating the place, day, and hour of all meetings of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 70 days before the date of the meeting either by personal delivery or by mail by or at the direction of the president, the secretary, or the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the share transfer books of the corporation with postage prepaid thereon. No business other than that specified in the notice shall be considered at any special meeting.
          1.4. Waiver of Notice. Whenever any notice is required to be given to any shareholder under the provisions of the Missouri General and Business Corporation Law, the articles of incorporation, or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a shareholder at any meeting of shareholders shall constitute a waiver by him of notice of such meeting, except where a shareholder attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Attendance of a shareholder at any meeting shall also constitute a waiver by him of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.
          1.5. Quorum. A majority of the shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of a majority of the shares of the corporation represented at the meeting and entitled to vote shall be the act of the shareholders, unless the vote of a greater number or voting by groups of shareholders is required by the Missouri General and Business Corporation Law, or the articles of incorporation. The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
          1.6. Adjournment. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time. Notice of the adjourned meeting need not be given if the date, time and place thereof are announced at the meeting before adjournment. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.
          1.7. Proxies. Any person who is entitled to attend or vote at a shareholders’ meeting or to execute consents, waivers, or releases may be represented or vote at such meeting, execute consents, waivers, and releases, and exercise any of his other rights by proxy or proxies appointed by an appointment form signed by such person or his duly appointed attorney-in-fact. A telegram or cablegram appearing to have been transmitted by the proper person, or a photographic, photostatic, or equivalent reproduction of a writing appointing a proxy shall be deemed to be a sufficient, signed appointment form.
          1.8. Place of Meeting. All meetings of shareholders shall be held at the place stated in the notice of meeting, which may be within or without the State of Missouri.
          1.9. Action Without Meeting. Except as provided in the corporations’s articles of incorporation, all action required or permitted to be taken at any shareholders’ meeting may be taken without a meeting and without prior notice if the action is taken by all shareholders entitled to vote thereon. The action taken by the shareholders shall be evidenced by one or more written consents describing the action taken, signed by the shareholders taking the action, and filed with the corporate records of the corporation. Action taken by the shareholders by written consent shall be effective when the written consents are delivered to the corporation or on the date specified in the consent.

          2. RECORD DATE AND CLOSING SHARE TRANSFER BOOKS
          2.1. Closing Share Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors of the corporation may provide that the share transfer books shall be closed for a stated period but not to exceed, in any case, 70 days. If the share transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting.
          2.2. Record Date. In lieu of closing the share transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the first date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.
          2.3. Adjournments. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof unless the meeting is adjourned to a date more than 120 days from the date fixed for the original meeting.
          2.4 Shareholders’ List. After fixing a record date for a meeting of shareholders, the secretary of the corporation shall prepare a list of the names of all shareholders who are entitled to notice of the meeting. The list shall be arranged by voting group and shall show the address of and number of shares held by each shareholder. The shareholders’ list shall be available for inspection by any shareholder, beginning 10 business days before the meeting for which the list was prepared and continuing through the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held.
3. SHARES
          3.1. Certificates. Each shareholder is entitled to one or more certificates certifying the number and class of shares held by him in such form as the directors may from time to time determine or approve in accordance with the Missouri General and Business Corporation Law. Such certificates shall be signed by the president or a vice president and by the secretary, an assistant secretary, the treasurer, or an assistant treasurer of the corporation. Any or all of the signatures on the certificate may be a facsimile. No certificate shall be issued for any share until such share is fully paid.
          3.2. Transfer. Shares may be transferred by delivery of the certificate for such shares endorsed or accompanied by a written assignment and signed by the appropriate person or persons. The corporation shall register the transfer as requested if (i) the certificate is endorsed or accompanied by a written assignment signed by the appropriate person or persons; (ii) reasonable assurance is given that those endorsements or signatures are genuine and effective; (iii) the corporation has no duty to inquire into adverse claims or has discharged any such duty; (iv) any applicable law relating to the collection of taxes has been complied with; and (v) the transfer is in fact rightful or is to a bona fide purchaser.
          3.3. Lost Certificates. The corporation shall issue a new certificate for shares in place of any certificate claimed by their owner to have been lost, destroyed, or wrongfully taken if the owner (i) so requests before the corporation has notice that the certificate has been acquired by a bona fide purchaser; (ii) files with the corporation a sufficient indemnity bond; and (iii) satisfies any other reasonable requirements imposed by the corporation.
4. DIRECTORS
          4.1. Number. The number of directors shall consist of one or more individuals determined from time to time by the shareholders at any annual meeting or any special meeting called for the purpose of the election of directors, but no decrease in the number of directors shall of itself have the effect of shortening the term of any incumbent director.
          4.2. Election. The election of directors shall take place at the annual meeting of the shareholders or at any special meeting called for that purpose, and shall be held by written ballot if there are more nominees than the number of directors to be elected.
          4.3. Term. Each director shall hold office until the next annual meeting of shareholders and until his successor is elected and qualified, or until his earlier resignation, removal, or death.
          4.4. Removal. At a meeting of shareholders called expressly for that purpose, any director or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If less than the entire board is to be removed, no one of the directors may be removed if the votes sufficient to elect him under cumulative voting at an election of the entire board of directors is voted against his removal. Failure to elect a new director to replace a removed director shall be deemed to create a vacancy in the board.

          4.5. Vacancies. Except as provided in articles of incorporation of the corporation, any vacancy occurring on the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders, the board of directors or if the directors in office constitute fewer than a quorum of the board, by the affirmative vote of a majority of all the directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group shall be entitled to fill the vacancy if it is filled by the shareholders. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.
          4.6. Directors’ Meetings. After each annual shareholders’ meeting, the directors may meet for the purpose of organization, the election of officers, and the transaction of other business. Such meeting shall be held at the place and time fixed by the shareholders at the annual meeting, and if a majority of the directors are present at such annual meeting no prior notice of such meeting need be given to the directors. The place and time of such organizational meeting may also be fixed by consent of all the directors. Other meetings shall be held at such times and places as may be determined by the directors. Special meetings of the directors may be called by the chairman of the board, if one is elected, the president, or any two directors. The board of directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means shall be deemed to be present in person at the meeting.
          4.7. Notice of Meetings. The secretary shall give written notice either by personal delivery or by mail of the time and place of each meeting of directors, other than the annual meeting and any other regular meetings, to each director at least two days before the meeting. Directors’ meetings shall be held at the place stated in the notice, which may be within or without the State of Missouri. If mailed, such notice shall be deemed to have been given when deposited in the mail. The notice need not specify the business to be transacted at or the purposes of the meeting, and the directors may consider any matter at any meeting. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.
          4.8. Waiver of Notice. Whenever any notice is required to be given to any director under the provisions of the Missouri General and Business Corporation Law, the articles of incorporation, or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a director at a meeting of directors shall constitute a waiver by him of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and does not thereafter vote for or consent to action taken at the meeting.

          4.9. Quorum. A majority of the number of directors fixed at the previous shareholders’ meeting shall constitute a quorum for the transaction of business at all directors’ meetings. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.
          4.10. Action Without Meeting. Any action required or permitted to be taken at a board of director’s meeting may be taken without a meeting if the action is taken by all members of the board. The action taken shall be evidenced by one or more written consents describing the action taken, signed by each director, and filed with the corporate records of the corporation. Action by written consent of the directors shall be effective when the last director signs the consent, unless the consent specifies a different effective date.
          4.11 Committees. The board of directors, by resolution adopted by a majority of the full board of directors, may designate from among its members an executive committee and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the board of directors. No such committee shall have the authority of the board of directors in reference to amending the articles of incorporation, adopting a plan of merger or consolidation, authorizing distributions, recommending to the shareholders the sale, lease, exchange, or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, amending these bylaws, or any other action which committees are prohibited from taking under the Missouri General and Business Corporation Law. Each committee shall have two or more members, shall serve at the pleasure of the directors, shall act only in the intervals between meetings of the directors, and shall be subject to the control and direction of the directors.
          4.12 Compensation. Each director shall receive such compensation for his attendance at any regular or special meeting of directors or any committee thereof as may be fixed from time to time by the directors. He may also be reimbursed for his reasonable expenses incurred in attending meetings of the directors or any committee thereof.
5. OFFICERS
          5.1. Election. At each annual organizational meeting of directors, the directors shall elect a president and a secretary, and if desired, a chairman of the board, one or more vice presidents, a treasurer and such other officers and assistant officers as may be deemed necessary. Any two or more of such offices may be held by the same person. Election of an officer shall not of itself create contract rights.

          5.2. Term. The officers of the corporation shall hold office until their successors are elected and qualified, or for such shorter period as the directors may provide, but any officer may be removed at any time, with or without cause, by the directors without prejudice to the contract rights, if any, of the officer so removed. The directors may fill any vacancy in any office at any time.
          5.3. Chairman of the Board. The chairman of the board, if one is elected, shall be a director, shall preside at all meetings of shareholders and directors, and shall have such other powers and duties as the directors may prescribe.
          5.4. President. Unless the chairman of the board, if one is elected, is so designated by the directors, the president shall be the chief executive officer of the corporation and shall exercise supervision over the business of the corporation and over its several officers subject to the control of the directors. In the absence of or if a chairman of the board shall not have been elected, the president shall preside at all meetings of shareholders, and at all meetings of directors if he is a director. The president shall have such other powers and duties as the directors may from time to time assign to him.
          5.5. Vice President. The vice president or vice presidents shall perform such duties as may from time to time be assigned to him or them by the directors or the president. At the request of the president or in case of his absence or disability, the vice president, or, if more than one, one of the vice presidents in the order of their seniority, shall perform all the duties of the president and when so acting shall have all of the authority of the president.
          5.6. Secretary. The secretary shall attend all meetings of the directors and of the shareholders and shall keep or cause to be kept a true and complete record of the proceedings of those meetings, and shall be responsible for authenticating records of the corporation. He shall give, or cause to be given, notice of all meetings of the directors and of the shareholders and shall perform whatever additional duties the board of directors and the president may from time to time prescribe.
          5.7. Treasurer. The treasurer shall have custody of all corporate funds and securities. He shall keep full and accurate accounts of receipts and disbursements and shall deposit all corporate monies and other valuable effects in the name and to the credit of the corporation in a depository or depositories designated by the board of directors. He shall disburse the funds of the corporation and shall render to the president or the board of directors, whenever they may require it, an account of his transactions as treasurer and of the financial condition of the corporation. If requested by the president, the treasurer shall furnish a bond satisfactory to the president.
          5.8. Assistant Officers. Assistant and subordinate officers shall perform such duties as the directors or the president may prescribe.

          5.9. Absence of Officers. In the absence of any officer of the corporation or for any other reason the directors may deem sufficient, the directors may delegate any or all of the powers or duties of such officer to any other officer or to any director.
          6. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES
          6.1. Permissive Indemnification. To the fullest extent permitted by law, the corporation may indemnify or agree to indemnify any director, officer, employee or agent of the corporation who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, and whether or not it is by or in the right of the corporation (subject to the limitations set forth below), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against reasonable expenses (including attorney’s fees), judgments, penalties, fines (including excise taxes assessed with respect to an employee benefit plan), and amounts paid in settlement incurred in connection with any such action, suit, or proceeding, if such director, officer, employee or agent of the corporation (i) conducted himself in good faith; (ii) reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interest or (b) in all other cases, that his conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The conduct of a director, officer, employee or agent of the corporation with respect to an employee benefit plan of the corporation which is taken for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan shall be conduct that satisfies the requirement of subsection 6.1(ii)(b). The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not be, of itself, determinative that the director, officer, employee, or agent did not meet the standard of conduct described in this section. Notwithstanding the foregoing, a corporation may not indemnify a director, officer, employee, or agent of the corporation under this section (i) in connection with a proceeding by or in the right of the corporation in which the director, officer, employee, or agent was adjudged liable to the corporation; or (ii) in connection with any other proceeding charging improper personal benefit to such director, officer, employee, or agent of the corporation, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. In addition, the indemnification permitted under this section in connection with any proceeding by or in the right of the corporation shall be limited to reasonable expenses (including attorney’s fees) incurred in connection with the proceeding.
          6.2 Mandatory Indemnification. Unless limited by the corporation’s articles of incorporation, the corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses (including attorney’s fees) incurred by him in connection with the proceeding.
          6.3 Advance for Expenses. The corporation may pay for or reimburse the reasonable expenses (including attorney’s fees) incurred by a director, officer, employee or agent of the corporation who is a party to any proceeding in advance of final disposition of the proceeding if the director, officer, employee or agent of the corporation (i) furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in subsection 6.1; (ii) furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet such standard of conduct; and (iii) a determination is made in accordance with subsection 6.4 that the facts then known to those making the determination would not preclude indemnification under these bylaws or the Missouri General and Business Corporation Law.
          6.4 Determination for Indemnification. The corporation shall not indemnify a director, officer, employee or agent of the corporation under this section 6 unless authorized in the specific case after a determination has been made that the indemnification is permissible in the circumstances because the director, officer, employee or agent of the corporation has met the standard of conduct set forth in subsection 6.1. The determination shall be made (i) by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding; (ii) if such a quorum cannot be obtained, by a majority vote of a committee duly designated by the board of directors (in which designation directors who are parties to the proceeding may participate), consisting solely of two or more directors not at the time parties to the proceeding; (iii) by special legal counsel selected by the board of directors or its committee in the manner prescribed in subsections 6.4(i) and (ii), or, if a quorum of the board of directors cannot be obtained under subsection 6.4(i) and a committee cannot be designed under subsection 6.4(ii), by special legal counsel selected by majority vote of the full board of directors (in which selection directors who are parties may participate); or (iv) by the shareholders, but shares owned by or voted under the control of directors, officers, employees or agents who are at the time parties to the proceeding shall not be voted on the determination. Authorization of indemnification and evaluation as to the reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to the reasonableness of expenses shall be made by those entitled under subsection 6.4(iii) to select such counsel.
          6.5 Insurance. The corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation, or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify him against the same liability under this section 6 or the Missouri General and Business Corporation Law.
          6.6 Miscellaneous Provisions. The indemnification and advancement of expenses authorized by this section 6 shall (i) not be deemed exclusive of, and shall be in addition to, any other rights to which those seeking indemnification or advancement of expenses may be entitled; (ii) shall continue as to a person who has ceased to be a director, officer, employee or agent with respect to actions or omissions occurring during the time when such a person was a director, officer, employee or agent of the corporation; (iii) shall inure to the benefit of the heirs, executors and administrators of such a person; and (iv) shall not limit the corporation’s power to pay or reimburse expenses incurred by a director, officer, employee or agent in connection with his appearance as a witness at a proceeding at a time when he has not been named as a defendant in or responded to the proceeding.
7. SEAL
          The corporation shall have no seal unless the directors adopt a seal. If adopted, the seal shall be circular, approximately two inches in diameter, and shall have the name of the corporation engraved around the perimeter and the word “Seal” engraved across the diameter.
8. AMENDMENT
          These bylaws may be altered, amended or repealed or new bylaws adopted by the shareholders. All amendments shall be placed in the corporation’s minute book immediately following these bylaws.